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  Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934


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Check the appropriate box:
[ ] Preliminary Proxy Statement
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    Section 240.14a-12

                  Continental Bank Corporation
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        (Name of Registrant as Specified in its Charter)


                  Continental Bank Corporation
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           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
        or 14a-6(j)(2).
[ ]     $500 per each party to the controversy pursuant to
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[ ]     Fee computed on table below per Exchange Act Rules
        14a-6(i)(4) and 0-11.

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        2)  Aggregate number of securities to which transaction
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        3)  Per unit price or other underlying value of
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1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[X]     Check box if any part of the fee is offset as provided by
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        1)  Amount Previously Paid:
            $356,311.52
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        2)  Form, Schedule or Registration Statement No.:
            Preliminary Proxy Statement pursuant to Section 14(a)

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        3)  Filing Party:
            Continental Bank Corporation
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        4)  Date Filed:
            March 18, 1994
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To Our Stockholders:

     In a year in which many questioned the future of business banking, the 4,200 people of Continental were working hard to build the business bank of the future. They have succeeded, and their success was validated on January 28 when we announced our agreement to merge with BankAmerica Corporation.

     Much, of course, remains to be done before the agreement is finalized. The combination is subject to approval both by our stockholders and banking regulators, and there are never guarantees.

     From the perspective of our clients, the source of our earnings and shareholder value, however, it's hard to imagine a better fit. With the merger, the businesses we serve will have access to BankAmerica's global network and worldwide array of wholesale banking products, delivered by bankers committed to continuing the singularly client-focused strategy we have been shaping.

     This strategy goes well beyond rewriting our mission statement or tinkering with the organizational chart. Over the years, we have integrated all of our capabilities in ways that allow us to anticipate and meet client needs exceptionally well.

     This strength has been recognized by our clients. And it has been recognized by BankAmerica as well.

     Rather than simply absorbing Continental into its operations following the merger, BankAmerica plans to headquarter its U.S. Corporate Group in Chicago. The combined business will be headed by Mike Murray, currently head of Corporate Banking at Continental. Continental itself will be renamed Bank of America Illinois and will be headed by Bill Goodyear, who currently runs our middle-market and private banking businesses.

     When the merger is approved and completed, Dick Huber and I will be leaving the board of directors, proud of what
Continental's associates and our dedicated board have accomplished over the years and confident in the future of this business.

     At Continental, our goal has been to be the best business bank in the U.S. in terms of talent, expertise, client focus, and service quality. As we prepare to join the BankAmerica organization, that goal today is within our grasp.

/s/ Thomas C. Theobald